EXHIBIT 5.1

19900 MACARTHUR BLVD. IRVINE CALIFORNIA 92612-2445 TELEPHONE: 949.251.7500 FACSIMILE: 949.251.0900 WWW.MOFO.COM

MORRISON & FOERSTER LLP

NEW YORK, SAN FRANCISCO,

LOS ANGELES, PALO ALTO,

SAN DIEGO, WASHINGTON, D.C.

DENVER, NORTHERN VIRGINIA,

ORANGE COUNTY, SACRAMENTO,

WALNUT CREEK, CENTURY CITY

TOKYO, LONDON, BEIJING,

SHANGHAI, HONG KONG,

SINGAPORE, BRUSSELS

March 22, 2005

Quantum Fuel Systems Technologies Worldwide, Inc.

17872 Cartwright Road

Irvine, California 92614

Re:	Registration Statement on Form S-3 Regarding the Registration of Up To 3,780,942 Shares of Common Stock

Ladies and Gentlemen:

We have acted as counsel to Quantum Fuel Systems Technologies Worldwide, Inc., a Delaware corporation (the “Company”) in connection with the filing of the above-referenced registration statement (the “Registration Statement”) with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, up to 3,780,942 shares (the “Shares”) of the common stock, par value $0.001 per share, of the Company, that may be issuable from time to time upon conversion of any or all principal and accrued interest under those certain 8.5% Convertible Subordinated Notes due 2009 (the “Notes”) of Starcraft Corporation, an Indiana corporation (“Starcraft”), which Shares the Company agreed to issue in lieu of shares of Starcraft common stock pursuant to the terms of that certain Agreement and Plan of Merger dated as of November 23, 2004 (the “Merger Agreement”) among the Company, Quake Sub, Inc., an Indiana corporation and wholly owned subsidiary of the Company, and Starcraft. The Shares may be sold to the public by the selling security holders listed in the Registration Statement and the prospectus which forms a part thereof, as each may be amended or supplemented from time to time, as the case may be.

We have examined the Registration Statement, the Merger Agreement, the Notes, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, certain resolutions of the Company’s Board of Directors, and other proceedings of the Company related thereto. We have also examined such records, documents, certificates of public officials and of the Company, made such inquiries of officers of the Company and public officials, and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed (a) that each other party has the power and authority, or if such party is an individual, the capacity, to execute and deliver, and to

Quantum Fuel Systems Technologies Worldwide, Inc.

March 22, 2005

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perform and observe the provisions of, such documents, (b) the due authorization by each such party of all requisite action and the due execution and delivery of such documents by each such party, and (c) that such documents constitute the legal, valid and binding obligations of each such party. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.

Based upon and subject to the foregoing, we are of the opinion that the Shares are duly authorized, and upon the issuance thereof upon conversion of the Notes and sale thereof as described in the Registration Statement the Shares will be legally issued, fully paid and non-assessable.

We express no opinion as to matters governed by laws of any jurisdiction other than the General Corporation Law of the State of Delaware, as in effect on the date hereof.

We hereby consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the prospectus included therein.

Very truly yours,

/s/ Morrison & Foerster LLP